ConforMIS, Inc. announces election of Philip W. Johnston to its Board of Directors
BEDFORD, Mass., March 31, 2017 (GLOBE NEWSWIRE) -- ConforMIS, Inc. (NASDAQ:CFMS), a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture and sell joint replacement implants that are customized to fit each patient's unique anatomy, announced today that its Board of Directors elected Philip W. Johnston to the Board commencing as of the Company’s upcoming Annual Meeting of Stockholders, scheduled for May 8, 2017, and has nominated him to stand for election by the stockholders at that meeting.

“Phil’s broad experience, including his significant public and private experience in health care policy, will add a valuable perspective to our Board of Directors,” said Kenneth P. Fallon, III, Chairman of the Board of Directors of ConforMIS. “We appreciate his willingness to serve as a director and look forward to benefitting from his judgment and counsel.”

“We welcome the addition of Phil to our board and look forward to working with him,” added Mark Augusti, ConforMIS’ President and Chief Executive Officer. “His experience and knowledge in the payor and provider environment will be a tremendous asset for ConforMIS."

Mr. Johnston has served in senior positions in the Massachusetts legislature, the Massachusetts State cabinet, and the United States government, including as the New England Administrator of the U.S. Department of Health and Human Services under President Clinton, and twice as Chair of the Massachusetts Democratic Party. Additionally, Mr. Johnston has served as a member of the Board of Trustees of the University of Massachusetts, the Chairman and Vice Chairman of the University of Massachusetts Building Authority Board of Directors, the Vice Chair of the University of Massachusetts Foundation.

Since 1998, he has served as a member of the Board of Directors of Blue Cross Blue Shield of Massachusetts, and in 2002, he was appointed as Chair of the Board of the Blue Cross Blue Shield of Massachusetts Foundation. He currently serves as the Board Chair of the Massachusetts Health Policy Forum. Mr. Johnston has held a number of other roles in the public and private sector. Presently, Mr. Johnston is the President and Founder of Philip W. Johnston Associates, LLC, a communications and public affairs consulting firm that he established in 1996.
About ConforMIS Inc.
ConforMIS is a medical technology company that uses its proprietary iFit Image-to-Implant technology platform to develop, manufacture and sell joint replacement implants that are individually sized and shaped, or customized, to fit each patient's unique anatomy. ConforMIS offers a broad line of customized knee implants and pre-sterilized, single-use instruments delivered in a single package to the hospital. In recent clinical studies, ConforMIS iTotal CR demonstrated superior clinical outcomes, including better function and greater patient satisfaction, compared to traditional, off-the-shelf implants. ConforMIS owns or exclusively in-licenses approximately 450 issued patents and pending patent applications that cover customized implants and patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at http://ir.conformis.com/.
Cautionary Statement Regarding Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for ConforMIS, including statements about the future composition and experience of our board, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties described in the "Risk Factors" sections of our public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent ConforMIS's views as of the date hereof. ConforMIS anticipates that subsequent events and developments may cause ConforMIS's views to change. However, while ConforMIS may elect to update these forward-looking statements at some point in the future, ConforMIS specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing ConforMIS's views as of any date subsequent to the date hereof.
CONTACT:
Investor contact:
Oksana Bradley
ir@conformis.com
(781) 374-5598